SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

                  THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT ("SECOND AMENDMENT") is entered into as of May 26, 1999 between ACE Bermuda Insurance, Ltd., an insurance company licensed and registered under the laws of the Islands of Bermuda (the "PURCHASER"), and Capital Re Corporation, a Delaware corporation (the "COMPANY").

                             Background and Purpose

                  The Purchaser and the Company are parties to that certain Stock Purchase Agreement dated as of February 19, 1999, as amended by that certain First Amendment to Stock Purchase Agreement dated as of March 16, 1999 (as so amended, the "AGREEMENT") pursuant to which the Purchaser agreed to purchase and the Company agreed to issue shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK"). The parties hereto have agreed to amend certain provisions contained in the Agreement and have therefore agreed to enter into and perform this Second Amendment.

                  NOW, THEREFORE, in consideration of the continuance of the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, hereby agree as follows:

                                    Agreement

                  1. Definitions. All capitalized terms used in this Second Amendment shall have the meanings given them in the Agreement.

                  2. Amendment to Conditions Precedent to the Purchaser's Obligations. Section 3.2(e) of the Agreement is hereby deleted in its entirety and the following inserted in place thereof:

                           "(e) There have shall not have occurred any
                  downgrading of the financial strength rating of Capital Reinsurance Company below Aa3 by Moody's Investor Services, Inc.("Moody's") or below AAA by the Standard & Poor's Corporation, nor the current financial strength ratings of Capital Mortgage Reinsurance Company and KRE Reinsurance Ltd. below the double A category by the Standard & Poor's Corporation; provided, however, that (i) at the closing date Moody's will continue to provide to Capital Reinsurance Company's financial guaranty ceding companies at least 85% capital credit in respect of Capital Reinsurance Company's reinsurance, (ii) announcement of a credit watch or credit review action by a rating agency shall not be considered a downgrade and (iii) each such rating agency may condition maintenance of ratings upon the consummation of the sale of the Shares pursuant to this Agreement and the consummation of a merger or other business combination which results in the Company becoming a wholly-owned subsidiary of an Affiliate of the Purchaser.

                  3. Waiver of Conditions Precedent. Purchaser hereby waives fulfillment of the condition precedent set forth in Section 3.2(l) of the Agreement relating to the absence of the occurrence of any event, change or effect having, or that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect to the extent that matters that have been referred to in the financial projections prepared in connection with the proposed transaction between Purchaser and its affiliates and the Company and delivered to the President of A.C.E. Insurance Co. Ltd. on or prior to the date hereof could constitute any such occurrence (the "Disclosed Matters"). In addition, Purchaser hereby waives the condition set forth in Section 3.2(b) of the Agreement relating to the truth and correctness of the Company's representations and warranties as of the Closing Date to the extent the Disclosed Matters would constitute the basis for a breach of any such representation or warranty.

                  4. Continuance of Agreement. Except as specifically amended hereby, the terms, conditions, provisions and agreements contained in the Agreement shall be and remain in full force and effect, unchanged, unamended and unaltered in any way or manner whatsoever.

                  5. Counterparts. This Second Amendment may be executed by the parties hereto in one or more counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Second Amendment, or have caused this Second Amendment to be duly executed on their behalf, as of the day and year first above written.

                             PURCHASER:

                             ACE BERMUDA INSURANCE, LTD.

                             By:   /s/  Brian Duperreault
                             -------------------------------
                             Brian Duperreault
                             Director/Chairman of the Board



                             COMPANY:

                             CAPITAL RE CORPORATION

                             By:   /s/  Jerome F. Jurschak
                             ---------------------------------
                             Jerome F. Jurschak
                             Chairman and Chief Executive Officer